Exhibit 4.1

Execution Version

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of September 15, 2025, by and among Legence Corp., a Delaware corporation (the “Company”), Legence Parent LLC, a Delaware limited liability company (“Aggregator I”) and Legence Parent II LLC, a Delaware limited liability company (together with Aggregator I, the “Investment Entities”) and certain holders which hold Registrable Securities (as defined below) that join this Agreement pursuant to the provisions herein. Such holders of Registrable Securities party hereto are collectively referred to herein as the “Securityholders.”

ARTICLE I

DEFINITIONS

In this Agreement:

“Affiliate” has the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Agreement” has the meaning set forth in the Preamble.

“Blackstone” means the entities comprising the Blackstone Holders, their respective Affiliates and the successors and permitted assigns of the entities and their respective Affiliates.

“Blackstone Holders” means, upon joining this Agreement, the Affiliates, and their successors or assigns, of Blackstone Inc. who, at the time of this Agreement, held limited liability company interests in any of the Investment Entities.

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required by applicable law to be closed in New York, New York or Houston, Texas.

“Class A Common Stock” means the shares of Class A common stock, par value $0.01 per share, of the Company, and any other capital stock of the Company into which such common stock is reclassified or reconstituted.

“Class B Common Stock” means the shares of Class B common stock, par value $0.01 per share, of the Company, and any other capital stock of the Company into which such common stock is reclassified or reconstituted.

“Company” has the meaning set forth in the Preamble.

“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Demand Notice” has the meaning set forth in Section 2.1(a) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Exchange Agreement” means the Exchange Agreement, dated as of or about the date hereof, among the Company, Legence Holdings and holders of LLC Units from time to time party thereto, as amended from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Investment Entities” has the meaning set forth in the Preamble.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Legence Holdings LLC, dated as of September 11, 2025, as amended, restated, supplemented or modified, from time to time.

“LLC Units” means the units representing membership interests in Legence Holdings LLC and any other class of units or interests that is established in Legence Holdings LLC.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a cooperative, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable law, or any governmental authority or any department, agency or political subdivision thereof.

“Recognized Exchange” means The New York Stock Exchange or the Nasdaq Capital Market.

“Registrable Securities” means shares of Class A Common Stock that may be delivered in exchange for LLC Units and other shares of Class A Common Stock otherwise held by Securityholders from time to time. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when (i) a registration statement covering resales of such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement, (ii) such Registrable Securities are eligible to be sold by Securityholders owning such Registrable Securities (including Registrable Securities deliverable to a Securityholder under an effective Exchange Registration) pursuant to Rule 144 or 145 (or any similar provision then in effect) under the Securities Act, without limitation thereunder on volume or manner of sale, unless such Registrable Securities are held by a Securityholder that beneficially owns Shares representing 5% or more of the aggregate voting power of shares of Class A Common Stock and Class B Common Stock eligible to vote in the election of directors of the Company or (iii) such Registrable Securities cease to be outstanding (or issuable upon exchange).

“Registration Expenses” means any and all expenses incurred in connection with the performance of or compliance with this Agreement, including:

(a) all SEC, stock exchange, or FINRA registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 5121 of FINRA, and of its counsel);

(b) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities);

(c) all printing, messenger and delivery expenses;

(d) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or FINRA and all rating agency fees;

(e) the reasonable fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or comfort letters required by or incident to such performance and compliance;

(f) any fees and disbursements of underwriters customarily paid by the issuers or sellers of Securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any;

(g) the reasonable fees and out-of-pocket expenses of not more than one law firm (as selected by Blackstone, if it is participating in such registration, and otherwise, by Securityholders of a majority of the Registrable Securities included in such registration) incurred by all the Securityholders in connection with the registration;

(h) the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities (including the reasonable out-of-pocket expenses of the Securityholders); and

(i) any other fees and disbursements customarily paid by the issuers of Securities.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Shares” means shares of Class A Common Stock of the Company. Shares held by or on behalf of a Securityholder the certificate for which does not bear a Securities Act restrictive legend, which Shares may be resold freely without registration under the Securities Act, will not be considered Shares for purposes of the demand and piggyback provisions of this Agreement.

“Securities” means capital stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Securityholders” has the meaning set forth in the Preamble.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“WKSI” means a well-known seasoned issuer, as defined in Rule 405 under the Securities Act.

ARTICLE II

DEMAND AND PIGGYBACK RIGHTS

2.1 Right to Demand a Non-Shelf Registered Offering.

(a) Upon the written demand of any of the Investment Entities or Blackstone (the person(s) making such demand, in such capacity, a “Demanding Holder”) made at any time and from time to time (a “Demand Notice”), the Company will facilitate in the manner described in this Agreement a non-shelf registered offering of the Registrable Securities requested by Blackstone, or any of the Investment Entities to be included in such offering.

(b) Any demanded non-shelf registered offering may, at the Company’s option, include Shares to be sold by the Company for its own account and will also include Registrable Securities to be sold by Securityholders that exercise their related piggyback rights pursuant to Section 2.2 hereof and any other Registrable Securities to be sold by the holders of registration rights granted other than pursuant to this Agreement exercising such rights, in each case, to the extent exercising such rights on a timely basis. In order to be valid, the Demand Notice must provide the information described in Section 3.1 hereof (if applicable) and Section 4.5 hereof or be followed by such information, when requested as contemplated by Section 4.5 hereof.

(c) Without limiting any other obligations of the Company hereunder, as soon as reasonably practicable, but in no event later than 60 days after receiving a valid Demand Notice satisfying the criteria set forth in Section 2.1 hereof, the Company shall file with the SEC a registration statement covering all of the Registrable Securities covered by such Demand Notice as well as any other Registrable Securities as to which registration is properly requested in accordance with Section 2.2 hereof (which other Registrable Securities may be included by means of a pre-effective amendment) and any other registrable securities properly requested in accordance with other registration rights agreements with the Company, but subject in each case to any cutbacks imposed in accordance with Section 3.5 hereof and the limitations set forth in Section 2.6 hereof.

2.2 Right to Piggyback on a Non-Shelf Registered Offering. In connection with any registered offering of Shares covered by a non-shelf registration statement (whether pursuant to the exercise of demand rights or at the initiative of the Company), the Securityholders may exercise piggyback rights to have included in such offering Registrable Securities held by them, subject in each case to any cutbacks imposed in accordance with Section 3.5 hereof and the limitations set forth in Section 2.6 hereof. The Company will facilitate in the manner described in this Agreement any such non-shelf registered offering.

2.3 Right to Demand and be Included in a Shelf Registration. Upon the demand of any of the Investment Entities or Blackstone, made at any time and from time to time when the Company is eligible to utilize Form S-3 or a successor form to sell Shares in a secondary offering on a delayed or continuous basis in accordance with Rule 415 under the Securities Act, the Company will facilitate in the manner described in this Agreement a shelf registration of Registrable Securities held by the Securityholders. Any shelf registration filed pursuant to this Section 2.3 by the Company covering Shares (whether pursuant to a demand by any of the Investment Entities or Blackstone or at the initiative of the Company) will cover the Registrable Securities held by each of the Securityholders (regardless of whether they demanded the filing of such shelf or not) equal to the percentage of their original respective holdings as is requested by any of the Investment Entities or Blackstone with respect to the Registrable Securities of any of the Investment Entities or Blackstone to be included in such shelf. If at the time of such request the Company is eligible for WKSI status, such shelf registration shall, upon the approval of the board of directors of the Company, cover an unspecified number of Registrable Securities to be sold by the Company and its Securityholders.

2.4 Demand and Piggyback Rights for Shelf Takedowns. Upon the demand of any of the Investment Entities or Blackstone, made at any time and from time to time, the Company will facilitate in the manner described in this Agreement a “takedown” of Registrable Securities off of an effective shelf registration statement. In connection with any underwritten shelf takedown (whether pursuant to the exercise of such demand rights by any of the Investment Entities or Blackstone or at the initiative of the Company), the Securityholders may exercise piggyback rights to have included in such takedown Registrable Securities held by them that are registered on such shelf.

2.5 Effective Registration. The Company shall, with respect to each demand registration, cause the registration statement to remain effective for not less than 180 consecutive days (or such shorter period as shall terminate when all Registrable Securities covered by such registration statement have been sold or withdrawn), or if (i) such registration is a shelf registration on Form S-1, until such shelf registration is amended or replaced by a shelf registration on Form S-3 (or such shorter period as shall terminate when all Registrable Securities covered by such registration statement have been sold or withdrawn), in which case, the Company shall cause such registration statement on Form S-3 to remain continuously effective until there are no longer any Registrable Securities outstanding, or (ii) such registration statement relates to an underwritten offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer.

2.6 Limitations on Demand and Piggyback Rights.

(a) Any demand for the filing of a registration statement or for a registered offering or takedown, and the exercise of any piggyback registration rights, will be subject to the constraints of any applicable lockup arrangements, and any such demand must be deferred until such lockup arrangements no longer apply. If a demand has been made for a non-shelf registered offering or for an underwritten takedown, no further demands may be made so long as the related offering is still being pursued. Notwithstanding anything in this Agreement to the contrary, the Securityholders will not have piggyback or other registration rights with respect to the following registered primary offerings by the Company: (i) a registration relating solely to employee benefit plans; (ii) a registration on Form S-4 or S-8 (or other similar successor forms then in effect under the Securities Act); (iii) a registration pursuant to which the Company is offering to exchange its own Securities for other Securities; (iv) a registration statement relating solely to dividend reinvestment or similar plans; (v) a shelf registration statement pursuant to which only the initial purchasers and subsequent transferees of debt securities of the Company or any Subsidiary that are convertible for common equity and that are initially issued pursuant to Rule 144A and/or Regulation S of the Securities Act may resell such notes and sell the common equity into which such notes may be converted; (vi) a registration where the Registrable Securities are not being sold for cash or (vii) an exchange registration.

(b) The Company may postpone the filing of a demanded registration statement or suspend the effectiveness of any shelf registration statement for a reasonable “blackout period” not in excess of 90 days if the board of directors of the Company determines in good faith that such registration or offering could materially interfere with a bona fide business, acquisition, divestiture or financing transaction of the Company or is reasonably likely to require premature disclosure of information, the premature disclosure of which could materially and adversely affect the Company; provided that the Company shall not delay the filing of any demanded registration statement more than once in any 12-month period. The blackout period will end upon the earlier to occur of, (i) in the case of a bona fide business, acquisition, divestiture or financing transaction, a date not later than 90 days from the date such deferral commenced, and (ii) in the case of disclosure of non-public information, the earlier to occur of (x) the filing by the Company of its next succeeding Form 10-K or Form 10-Q, or (y) the date upon which such information is otherwise disclosed.

2.7 Block Trades. After the Company is eligible to file a registration statement on Form S-3, if a Securityholder wishes to engage in an underwritten or other coordinated registered or unregistered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”), then such Securityholder (in such capacity, a “Block Trade Requesting Holder”) may notify the Company of the Block Trade not less than two Business Days prior to the day such offering is first anticipated to commence and the Company shall as expeditiously as possible use its reasonable best efforts to facilitate such Block Trade; provided, that the Block Trade Requesting Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade shall use reasonable best efforts to work with the Company and any underwriters prior to making such request in order to facilitate preparation of the prospectus supplement (as applicable and if required) and other offering documentation related to the Block Trade; provided, further, that if, in connection with a Block Trade, the Company is not required to take any actions to facilitate such Block Trade (other than customary coordination with the Company’s transfer agent but not procuring the delivery of an opinion by the Company’s counsel), then a Block Trade Requesting Holder shall not be required to notify the Company prior to such Block Trade. Prior to the filing of an applicable “red herring” prospectus supplement used in connection with a Block Trade, the Block Trade Requesting Holder initiating such Block Trade shall have the right to elect to withdraw therefrom by notice to the Company and the managing underwriter(s) thereof. The Block Trade Requesting Holder(s) initiating a Block Trade pursuant to this Section 2.7 shall have the right to select underwriter(s) for such Block Trade.

2.8 Limitation on Subsequent Registration Rights. From and after the date hereof, the Company shall not, without the prior written consent of Blackstone (on behalf of itself and each selling Securityholder) enter into any agreement with any current, prospective or future holder of any securities of the Company that would conflict with the rights granted under this Agreement or that would allow such current or future holder to require the Company to include securities in any registration statement filed by the Company on a basis other than expressly subordinate to the rights of the Securityholders.

ARTICLE III

NOTICES, CUTBACKS AND OTHER MATTERS

3.1 Notifications Regarding Registration Statements. In order for any of the Investment Entities or Blackstone to exercise their right to demand that a registration statement be filed or that an underwritten shelf takedown occur, such Securityholder must include in their Demand Notice the number of Registrable Securities sought to be registered or taken down and the proposed plan of distribution. The Company will keep the Investment Entities and Blackstone contemporaneously apprised of all pertinent aspects of its pursuit of any public offering or other registration or underwritten shelf takedown of Registrable Securities, as the case may be, whether pursuant to a demand by a Demanding Holder or otherwise, with respect to which a piggyback opportunity is available in order that they may have a reasonable opportunity to exercise their related piggyback rights. Without limiting the Company’s obligation as described in the preceding sentence, having a reasonable opportunity requires that the Investment Entities and Blackstone be notified by the Company of an anticipated filing of a registration statement (whether pursuant to a demand made by a Demanding Holder or at the Company’s own initiative or at the initiative of other holders not party to this Agreement) reasonably in advance of, but in any event, no later than 5:00 pm, New York City time, on the date that is two Business Days prior to the date on which the registration statement is intended to be filed. Each Demanding Holder and the Company agrees to use its good faith efforts to provide advance notice as soon as reasonably practicable to the Investment Entities or Blackstone, as applicable, of such first Demanding Holder’s or the Company’s intention to file or cause the filing of a registration statement; provided, however, that none of the Demanding Holders or the Company shall be obligated hereby to provide any such advance notice, and, if provided, such advance notice shall not be binding in any respect. Subject to any required public disclosure and subject to applicable legal requirements, the parties hereto will maintain the confidentiality of these discussions.

3.2 Notifications Regarding Registration Piggyback Rights.

(a) In the event that the Company receives (i) any demand from any of the Investment Entities or Blackstone pursuant to Section 2.1 hereof, or (ii) if the Company files a registration statement with respect to a non-shelf registered offering, the Company will promptly give to each of the Securityholders a written notice thereof no later than 5:00 p.m., New York City time, on the fifth Business Day following receipt by the Company of such demand or the filing of such registration statement, as applicable. Any Securityholder wishing to exercise its piggyback rights with respect to any such non-shelf registration statement must notify the Company and the other Securityholders of the number of Registrable Securities it seeks to have included in such registration statement in a written notice. Such notice must be given as soon as practicable, but in no event later than 5:00 p.m., New York City time, on the second Business Day prior to (i) if applicable, the date on which the preliminary prospectus intended to be used in connection with pre-effective marketing efforts for the relevant offering is expected to be finalized, and (ii) in any case, the date on which the pricing of the relevant offering is expected to occur. No such notice is required in connection with a shelf registration statement, as Registrable Securities held by all Securityholders will be included up to the applicable percentage.

(b) Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions regarding a prospective non-shelf registration.

3.3 Notifications Regarding Demanded Underwritten Takedowns.

(a) The Company will keep the Securityholders contemporaneously apprised of all pertinent aspects of any underwritten shelf takedown demanded by any of the Investment Entities or Blackstone in order that Securityholders may have a reasonable opportunity to exercise their related piggyback rights. Without limiting the Company’s obligation as described in the preceding sentence, having a reasonable opportunity requires that the Securityholders be notified by the Company of an anticipated underwritten takedown (whether pursuant to a demand made by any of the Investment Entities or Blackstone or made at the Company’s own initiative) no later than 5:00 p.m., New York City time, on (i) if applicable, the second Business Day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-pricing marketing efforts for such takedown is finalized, and (ii) in all cases, the second Business Day prior to the date on which the pricing of the relevant takedown occurs.

(b) Any Securityholder wishing to exercise its piggyback rights with respect to an underwritten shelf takedown must notify the Company and the other Securityholders of the number of Registrable Securities it seeks to have included in such takedown. Such notice must be given as soon as practicable, but in no event later than 5:00 p.m., New York City time, on (i) if applicable, the Business Day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with marketing efforts for the relevant offering is expected to be finalized, and (ii) in all cases, the Business Day prior to the date on which the pricing of the relevant takedown occurs.

(c) Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions regarding a prospective underwritten takedown.

3.4 Plan of Distribution, Underwriters, Advisors and Counsel. If a majority of the Registrable Securities proposed to be sold in an underwritten offering through a non-shelf registration statement or through a shelf takedown is being sold by the Company for its own account (for clarity, excluding Registrable Securities to be sold by the Company for its own account to the extent the proceeds from such sale will be used to purchase LLC Units from Securityholders), the Company will be entitled to determine the plan of distribution and select the managing underwriters and any provider of advisory services, which may include Affiliates of Blackstone, for such offering. Otherwise, Securityholders holding a majority of the Shares requested to be included will be entitled to determine the plan of distribution and select the managing underwriters and any provider of advisory services, which may include Affiliates of Blackstone; provided that such investment banker or bankers, managers and providers of advisory services shall be reasonably satisfactory to the Company (not to be unreasonably withheld, conditioned or delayed), and such Securityholders will also be entitled to select counsel for the selling Securityholders (which may be the same as counsel for the Company).

3.5 Cutbacks. If the managing underwriters advise the Company and the selling Securityholders that, in their opinion, the number of Registrable Securities requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the Registrable Securities being offered, the price that will be paid in such offering or the marketability thereof, such offering will include only the number of Registrable Securities that the underwriters advise can be sold in such offering. If the Company is selling Registrable Securities for its own account in such offering (for clarity, excluding Registrable Securities to be sold by the Company for its own account to the extent the proceeds from such sale will be used to purchase LLC Units from Securityholders) and the offering is not being made on account of a demand made by any of the Investment Entities or Blackstone pursuant to Section 2.1 hereof, then the Registrable Securities that are included in such offering shall be allocated (i) first, to the Company, (ii) second, among the selling Securityholders, pro rata based on the number of Registrable Securities initially requested by them to be included in such offering and (iii) third, among any other Persons having registration rights and participating in such offering. If the Company is selling Registrable Securities on account of a demand made by any of the Investment Entities or Blackstone pursuant to Section 2.1 hereof, then the Registrable Securities that are included in such offering shall be allocated (i) first, to the Demanding Holder, (ii) second, among the selling Securityholders, pro rata based on the number of Registrable Securities initially requested by them to be included in such offering, (iii) third, to the Company and (iv) fourth, among any other Persons having registration rights and participating in such offering. To the extent of any remaining capacity, and in all other cases, the selling Securityholders (and any other Persons having registration rights pari passu with the Securityholders and participating in such offering) and the Company will be subject to cutback pro rata based on the number of Registrable Securities initially requested by them to be included in such offering, without distinguishing between Securityholders (or other Persons exercising pari passu registration rights) based on who made the demand for such offering or otherwise.

3.6 Withdrawals. Even if Registrable Securities held by a Securityholder have been part of a registered underwritten offering, such Securityholder may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the Registrable Securities being offered for its account.

3.7 Lockups. In connection with any underwritten offering of Shares, to the extent required by the managing underwriter for such underwritten offering, the Company and each Securityholder participating in such offering will reasonably agree (in the case of Securityholders, with respect to Registrable Securities respectively held by them) to be bound by the underwriting agreement’s lockup restrictions (which must apply in like manner to all of them) that are agreed to by the Company. In addition, the Securityholders shall be bound by their obligations with respect to any lockup arrangements or other restrictions on transfer of Registrable Securities set forth in the LLC Agreement.

ARTICLE IV

FACILITATING REGISTRATIONS AND OFFERINGS

4.1 General. If the Company becomes obligated under this Agreement to facilitate a registration and offering of Registrable Securities on behalf of Securityholders, the Company will do so with the same degree of care and dispatch as would reasonably be expected in the case of a registration and offering by the Company of Registrable Securities for its own account. Without limiting this general obligation, the Company will fulfill its specific obligations as described in this Article IV.

4.2 Registration Statements. In connection with each registration statement that is demanded by Securityholders in accordance with this Agreement or as to which piggyback rights otherwise apply, the Company will:

(a) (1) prepare and file with the SEC a registration statement (or registration statements) on an appropriate form covering the applicable Registrable Securities, (2) file amendments thereto as warranted, (3) seek the effectiveness thereof, and (4) file with the SEC prospectuses and prospectus supplements as may be required, all in consultation with Blackstone and as reasonably necessary in order to permit the offer and sale of the such Registrable Securities in accordance with the applicable plan of distribution;

(b) (1) within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus (in each case including all exhibits filed therewith), provide copies of such documents to the selling Securityholders and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the Securityholders or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by the selling Securityholders or any underwriter available for discussion of such documents; and (2) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement or a prospectus, provide copies of such document to counsel for the Securityholders and underwriters; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for such Securityholders or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

(c) use all reasonable efforts to cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered Registrable Securities (x) to comply in all material respects with the requirements of the Securities Act (including the rules and regulations promulgated thereunder) and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) notify each Securityholder promptly, and, if requested by such Securityholder, confirm such advice in writing, (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462 under the Securities Act, (ii) of any request by the SEC of any other federal or state governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a registration statement and the expiration or earlier closing of any sale of securities covered thereby pursuant to any overallotment option under any underwriting, placement or purchase agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (v) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(e) furnish counsel for each underwriter, if any, and for the Securityholders copies of any correspondence with the SEC or any state securities authority relating to the registration statement or prospectus;

(f) otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force);

(g) use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time;

(h) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by a registration statement from and after a date not later than the effective date of such registration statement; and

(i) enter into customary agreements and take such other actions as are reasonably requested by the Securityholders or the underwriter(s), if any, in order to expedite or facilitate the disposition of the Registrable Securities (including making appropriate officers of the Company available to participate in customary marketing activities).

4.3 Non-Shelf Registered Offerings and Shelf Takedowns. In connection with any non-shelf registered offering or shelf takedown that is demanded by Securityholders or as to which piggyback rights otherwise apply, the Company will:

(a) cooperate with the selling Securityholders and the sole underwriter or managing underwriter of an underwritten offering, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Securityholders or the sole underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, may reasonably request at least five days prior to any sale of such Registrable Securities;

(b) furnish to each Securityholder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Securityholder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities; the Company hereby consents to the use of the prospectus, including each preliminary prospectus, by each such Securityholder and underwriter in connection with the offering and sale of the Registrable Securities covered by the prospectus or the preliminary prospectus;

(c) (1) use all reasonable efforts to register or qualify the Registrable Securities being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or blue sky laws of such jurisdictions as each underwriter, if any, or any Securityholder holding Registrable Securities covered by a registration statement, shall reasonably request; (2) use all reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective; (3) use all reasonable efforts to cause the Registrable Securities being offered and sold, no later than the date on which the pricing of the relevant offering is expected to occur, to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of the business of any Securityholder, in which case the Company will cooperate in all reasonable respects with the filing of the applicable registration statement and the granting of such approvals, as may be necessary to enable any Securityholder or the underwriters, if any, to consummate the disposition of such Shares; and (4) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and Securityholder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Securityholder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

(d) cause all Registrable Securities being sold to be qualified for inclusion in or listed on any Recognized Exchange on which Registrable Securities issued by the Company are then so qualified or listed if so requested by the Securityholders, or if so requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

(e) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter in an underwritten offering;

(f) use all reasonable efforts to facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including without limitation by making “road show” presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be requested by the Securityholders or the lead managing underwriter of an underwritten offering;

(g) in the case of an offering that includes a provider of advisory services, enter into and perform its obligations under customary agreements (including an advisory services agreement and an indemnification agreement in customary form);

(h) prior to the date on which the pricing of the relevant offering is expected to occur, provide a CUSIP number for the Registrable Securities;

(i) enter into customary agreements (including, in the case of an underwritten offering, one or more underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:

(1) make such representations and warranties to the selling Securityholders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

(2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any) addressed to each selling Securityholder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Securityholders and underwriters;

(3) obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the selling Securityholders, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings;

(4) to the extent requested and customary for the relevant transaction, enter into a Securities sales agreement with the Securityholders providing for, among other things, the appointment of such representative as agent for the selling Securityholders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants;

(5) deliver such documents and certificates as the sole underwriter or managing underwriter, if any, any Securityholder, or their respective counsel, shall reasonably request to evidence the continued validity of the representations and warranties made in accordance with Section 4.3(i)(1) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; and

(6) use all reasonable efforts to facilitate the settlement of the Registrable Securities to be sold pursuant to this Agreement, including through the facilities of the Depository Trust Company;

(j) in connection with any Block Trade, use its reasonable best efforts to timely furnish any information or take any actions reasonably requested by the Block Trade Requesting Holders in connection with such a Block Trade, including the delivery of customary comfort letters, customary legal opinions and customary underwriter due diligence, in each case subject to receipt by the Company, its auditors and legal counsel of reasonable representations and documentation by such persons to permit the delivery of such comfort letter and legal opinions; and

(k) enter into customary agreements and take such other actions as are reasonably requested by the Securityholders or the underwriter(s), if any, in order to expedite or facilitate the disposition of the Registrable Securities (including making appropriate officers of the Company available to participate in customary marketing activities).

The above shall be done at such times as customarily occur in similar registered offerings or shelf takedowns.

4.4 Due Diligence. In connection with each registration and offering of Registrable Securities to be sold by Securityholders, the Company will, in accordance with customary practice, make available for inspection by representatives of the Investment Entities and underwriters and any counsel or accountant retained by such Investment Entities and underwriters all relevant financial and other records, pertinent corporate (or similar) documents and properties of the Company and cause appropriate officers, managers, employees, outside counsel and accountants of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise, including through in-person meetings, but subject to customary privilege constraints.

4.5 Information from Securityholders. Each Securityholder that holds Registrable Securities covered by any registration statement will furnish to the Company such information regarding itself as is required to be included in the registration statement or is otherwise required by FINRA or the SEC in connection with such registration statement, the ownership of Registrable Securities by such Securityholder and the proposed distribution by such Securityholder of such Registrable Securities as the Company may from time to time reasonably request in writing.

4.6 Expenses. All Registration Expenses incurred in connection with any registration statement or registered offering covering Registrable Securities held by the Securityholders will be borne by the Company. However, underwriters’, brokers’ and dealers’ discounts and commissions applicable to Registrable Securities sold for the account of a Securityholder will be borne by such Securityholder.

ARTICLE V

INDEMNIFICATION

5.1 Indemnification by the Company. In the event of any registration under the Securities Act by any registration statement pursuant to rights granted in this Agreement of Registrable Securities held by Securityholders, the Company will indemnify and hold harmless such Securityholders, their officers, directors, employees, general and limited partners, affiliates and Controlling persons of any of the foregoing, and each underwriter of such securities and each other Person, if any, who Controls any Securityholder or such underwriter within the meaning of the Securities Act, against any losses, claims, damages, expenses, judgments or liabilities (including, without limitation, legal fees and costs of court), joint or several, to which Securityholders or such underwriter or controlling Person may become subject under the Securities Act, common law or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse such Persons, as and when incurred, for any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, or liabilities (or any actions in respect thereof) arise out of or are based upon any violation or alleged violation by the Company of the Securities Act, any blue sky laws, securities laws or other applicable laws or rules of any state or country in which such Shares are offered and relating to action taken or action or inaction required of the Company in connection with such offering, or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (i) contained, on its effective date, in any registration statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or in any document incorporated by reference therein or related document or report, or any issuer free writing prospectus (including any “road show,” whether or not required to be filed with the SEC) or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) contained in any preliminary prospectus, if used prior to the effective date of such registration statement, or in the final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment or supplement to the final prospectus), or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus, in the light of the circumstances under which they were made, not misleading; and will reimburse Securityholders and each such underwriter and each such controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, or liability; provided, however, that the Company shall not be liable to any Securityholder or its underwriters or controlling Persons in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or such amendment or supplement or other document, in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by Securityholders or such underwriter specifically for use in the preparation thereof.

5.2 Indemnification by Securityholders. Each Securityholder, as a condition to including Registrable Securities (as to itself, severally and not jointly) in such registration statement, will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.1 hereof) the Company, each director of the Company, each officer of the Company who shall sign the registration statement, and any Person who Controls the Company within the meaning of the Securities Act, (i) with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, or any amendment or supplement to it, or any issuer free writing prospectus or other document, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by such Securityholder specifically regarding such Securityholder for use in the preparation of such registration statement or amendment or supplement, and (ii) with respect to compliance by such Securityholder with applicable laws in effecting the sale or other disposition of the securities covered by such registration statement; provided, that the liability of each holder pursuant to this Section 5.2 shall not exceed the amount by which the total price at which the Registrable Securities were offered to the public by such holder exceeds the amount of any damages which such holder has otherwise been required to pay by reason of an untrue statement or omission.

5.3 Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 5.1 and Section 5.2 hereof, the indemnified party will, if a claim in respect thereof is to be made or may be made against an indemnifying party, give written notice to such indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Article V, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense other than reasonable costs of investigation. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld, (ii) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within thirty (30) days after notice of any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (not to be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation or (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.

5.4 Contribution. If the indemnification required by this Article V from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative benefits received by a party shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by it bear to the total amounts (including, in the case of any underwriter, any underwriting commissions and discounts) received by each other party. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and Securityholders agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 5.4.

Notwithstanding the provisions of this Section 5.4, no indemnifying party shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public by such indemnifying party exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such a fraudulent misrepresentation.

5.5 Non-Exclusivity. The obligations of the parties under this Article V will be in addition to any liability which any party may otherwise have to any other party.

ARTICLE VI

OTHER AGREEMENTS

6.1 Assignment. Neither the Company nor any Securityholder shall assign all or any part of this Agreement without the prior written consent of the Company and Blackstone; provided, however, that without the prior written consent of the Company and Blackstone, Blackstone and the Investment Entities may assign their rights and obligations under this Agreement in whole or in part to (x) any of their Affiliates and/or (y) any Person who becomes a holder of Registrable Securities upon a distribution by any of the Investment Entities or Blackstone of shares of Class A Common Stock or LLC Units to their members, limited partners or stockholders that becomes a party hereto by executing and delivering an assignment and joinder agreement to the Company, substantially in the form of Exhibit A to this Agreement; provided, that unless otherwise agreed to in advance by the Company and Blackstone in writing, in no event shall any Securityholder (other than Blackstone and its Affiliates) be entitled to any “demand rights” under this Agreement pursuant to an assignment under this Section 6.1. Except as otherwise provided herein, this Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.

6.2 Merger or Consolidation. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving entity unless the surviving entity shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement except with respect to any rights or obligations pursuant to Section 2.2, and for that purpose references hereunder to “Registrable Securities” shall be deemed to include the common equity interests or other securities, if any, which the Securityholders would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation or reorganization, provided that, to the extent the Securityholders receive securities that are by their terms convertible into common equity interests of the issuer thereof, then any such common equity interests as are issued or issuable upon conversion of said convertible securities shall be included within the definition of “Registrable Securities.” To the extent such new issuer, or any other company acquired by the Company in a merger or consolidation, was bound by registration rights obligations that would conflict with the provisions of this Agreement, the Company will, unless Securityholders then holding at least a majority of the Registrable Securities otherwise agree, use its reasonable best efforts to modify any such “inherited” registration rights obligations so as not to interfere in any material respects with the rights provided under this Agreement. To the extent any such modification of “inherited” registration rights disproportionately and adversely impacts any Securityholder hereunder, such modification shall not be effective as to such Securityholder without the consent of such Securityholder.

6.3 Limited Liability. Notwithstanding any other provision of this Agreement, neither the members, general partners, limited partners or managing directors, or any directors or officers of any members, general or limited partner, advisory director, nor any future members, general partners, limited partners, advisory directors, or managing directors, if any, of any Securityholder shall have any personal liability for performance of any obligation of such Securityholder under this Agreement in excess of the respective capital contributions of such members, general partners, limited partners, advisory directors or managing directors to such Securityholder.

6.4 Rule 144. If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any Securityholder, make publicly available such information) and it will take such further action as any Securityholder may reasonably request, so as to enable such Securityholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Securityholder, the Company will deliver to such Securityholder a written statement as to whether it has complied with such requirements. For the avoidance of doubt, this Section 6.4 shall not in any way limit or otherwise modify any applicable restrictions on transfer set forth in the LLC Agreement.

6.5 In-Kind Distributions. If any Securityholder seeks to effectuate an in-kind distribution of all or part of its Registrable Securities to its direct or indirect equityholders, the Company will, subject to applicable lockups, cooperate with such Securityholder and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Securityholder.

6.6 Spin-Off. In the event that the Company effects the separation of any portion of its business into one or more entities (each, a “NewCo”), whether existing or newly formed, including without limitation by way of spin-off, split-off, carve-out, demerger, recapitalization, reorganization or similar transaction, and any Securityholder will receive equity interests in any such NewCo as part of such separation, the Company shall cause any such NewCo to enter into a registration rights agreement with each such Securityholder that provides each such Securityholder with registration rights vis-à-vis such NewCo that are substantially identical to those set forth in this Agreement.

6.7 Removal of Restrictive Legends. The restrictive legend on any Registrable Securities shall be removed if (i) such Registrable Securities are sold pursuant to an effective registration statement under the Securities Act, (ii) a registration statement covering the resale of such Registrable Securities is effective under the Securities Act and the applicable Securityholder delivers to the Company a representation and/or “will comply” letter, as applicable, certifying that, among other things, such Securityholder will only transfer such Registrable Securities pursuant to such effective registration statement and will, upon request following any lapse of effectiveness of such registration statement, cooperate with the Company to have any then-applicable restrictive legends reincluded on such Registrable Securities, (iii) such Registrable Securities may be sold by the applicable Securityholder free of restrictions without regard to Rule 144(b) under the Securities Act (i.e., such Securityholder is not an Affiliate of the Company, and has not been an Affiliate of the Company for the previous three months, and has satisfied the one-year holding period under Rule 144) or (iv) such Registrable Securities are being sold, assigned or otherwise transferred pursuant to Rule 144; provided that with respect to clause (ii), (iii) or (iv) above, the applicable Securityholder has provided all documentation and evidence as may reasonably be required by the Company or its transfer agent to confirm that the legend may be removed under applicable securities laws (the “Legend Removal Documents”). The Company shall cooperate with the applicable Securityholder covered by this Agreement to effect removal of the legend on such Registrable Securities pursuant to this Section 6.7 as soon as reasonably practicable after delivery of notice from such Securityholder that the conditions to removal are satisfied (together with any Legend Removal Documents). The Company shall bear all direct costs and expenses associated with the removal of a legend pursuant to this Section 6.7; provided, that the applicable Securityholder shall be responsible for all fees and expenses (including of counsel for such Securityholder) incurred by such Securityholder with respect to delivering the Legend Removal Documents.

6.8 Other Transactions. If requested by any Securityholder in connection with any transaction involving any Registrable Securities (including any sale or other transfer of such Registrable Securities without registration under the Securities Act, any margin loan with respect to such securities and any pledge of such securities), the Company shall provide such Securityholder with customary and reasonable assistance to facilitate such transaction, including, without limitation (i) such action as such Securityholder may reasonably request from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act and (ii) entering into an “issuer’s agreement” in connection with any margin loan with respect to such securities in customary form.

ARTICLE VII

MISCELLANEOUS

7.1 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, electronic mail, or air courier guaranteeing delivery to the Persons at the respective addresses set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)	If to the Company, to:

Legence Corp.

1601 Las Plumas Avenue

San Jose, California 95133

Attention: Bryce Seki, General Counsel

Email: bryce.seki@wearelegence.com

with a copy (not constituting notice) to:

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention: Matthew R. Pacey, P.C., Michael W. Rigdon, P.C., Billy Vranish

Email: matt.pacey@kirkland.com; michael.rigdon@kirkland.com;

billy.vranish@kirkland.com

(b)	If to Blackstone, to:

Blackstone Inc.

345 Park Avenue, Suite 3300

New York, New York 10154

Attention: Drummond Rice, Bilal Khan and Robert Mitchell Nimocks

Email: Drummond.Rice@Blackstone.com; Bilal.Khan@Blackstone.com;

Mitchell.Nimocks@Blackstone.com

with a copy (not constituting notice) to:

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention: Matthew R. Pacey, P.C., Michael W. Rigdon, P.C., and Rhett A. Van Syoc, P.C.

Email: matt.pacey@kirkland.com; michael.rigdon@kirkland.com;

rhett.vansyoc@kirkland.com

(c)	If to either of the Investment Entities, to:

Legence Parent LLC

Legence Parent II LLC

c/o Blackstone Inc.

345 Park Avenue, 31st Floor

New York, New York 10154

Attention: Drummond Rice, Bilal Khan and Robert Mitchell Nimocks

Email: Drummond.Rice@Blackstone.com; Bilal.Khan@Blackstone.com;

Mitchell.Nimocks@Blackstone.com

with a copy (not constituting notice) to:

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention: Matthew R. Pacey, P.C., Michael W. Rigdon, P.C. and Rhett A. Van Syoc, P.C.

Email: matt.pacey@kirkland.com; michael.rigdon@kirkland.com;

rhett.vansyoc@kirkland.com

Any such notice, request, demand or other communication shall be deemed to have been duly given (a) on the date of delivery if delivered personally or by electronic transmission, (b) on the first Business Day after being sent if delivered by nationally recognized overnight delivery service and (c) upon the earlier of actual receipt thereof or five Business Days after the date of deposit in the United States mail if delivered by mail.

7.2 Section Headings. The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References in this Agreement to a designated “Article” or “Section” refer to an Article or Section of this Agreement unless otherwise specifically indicated.

7.3 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

7.4 Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(a) The parties to this Agreement hereby agree to submit to the jurisdiction of the courts of the State of Delaware, the courts of the United States of America for the District of Delaware, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement.

(b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.5 Amendments.

(a) This Agreement may be amended only by an instrument in writing executed by the Company and Securityholders holding at least a majority of the Registrable Securities collectively held by them; provided that any amendment that would adversely impact the rights hereunder of Blackstone shall require the prior written consent of Blackstone; provided, further, that any amendment that would disproportionately and adversely impact (i) the rights hereunder of the Securityholders party hereto other than Blackstone without similarly affecting the rights hereunder of Blackstone (other than the granting of demand rights to any new party to become a Securityholder hereunder and rights incidental thereto) shall require the prior approval of a such Securityholders other than Blackstone holding a majority of the Registrable Securities held by such Securityholders, (ii) the rights hereunder of any Securityholder other than Blackstone without similarly affecting the rights hereunder of all other Securityholders other than Blackstone shall require the prior written consent of such Securityholder. This Agreement will terminate as to any Securityholder when such Securityholder no longer holds any Registrable Securities.

(b) Notwithstanding anything in Section 7.5(a) hereof to the contrary, if the Company at any time after the date of this Agreement grants to any other holders of its securities (other than any new Blackstone Holders becoming party hereto after the date hereof) any rights to request or cause the Company to effect the registration under the Securities Act or offering or sale of any such securities on any terms materially more favorable to such holders than the terms set forth in this Agreement, the terms of this Agreement shall, upon the request of Blackstone, be deemed amended or supplemented to the extent necessary to provide Blackstone such more favorable rights and benefits, and, at the election and sole discretion of Blackstone (as evidenced by a written notice to the Company), shall be deemed amended or supplemented to the extent necessary to provide to the Securityholders party hereto other than Blackstone those more favorable rights and benefits as selected by Blackstone to be provided to such other Securityholders and set forth in such written notice.

7.6 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. The registration rights granted under this Agreement supersede any registration, qualification or similar rights with respect to any of the Registrable Securities granted under any other agreement, and any of such preexisting registration rights are hereby terminated.

7.7 Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the parties to this Agreement.

7.8 Counterparts. This Agreement may be executed in multiple counterparts, including by means of facsimile or other electronic transmission (e.g., a “.pdf” or similar attachment to an email), each of which shall be deemed an original, but all of which together shall constitute the same instrument.

7.9 Additional Holders. Notwithstanding anything herein to the contrary, the Company may from time to time add additional holders of Registrable Securities of the Company as parties to this Agreement with the consent of Blackstone and without the consent or additional signatures of any other holders of Registrable Securities hereunder. In order to become a party to this Agreement, such additional party must execute a signature page evidencing such party’s agreement to be bound hereby as a Securityholder (but not Blackstone, unless Blackstone consents in writing thereto), and upon the Company’s receipt of any such additional holder’s executed signature page hereto, such additional holder shall be deemed to be a party hereto and such additional signature pages shall be a part of this Agreement.

7.10 Equitable Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

COMPANY:

LEGENCE CORP.

By:	/s/ Jeffrey Sprau
Name:	Jeffrey Sprau
Title:	Chief Executive Officer

INVESTMENT ENTITIES:

LEGENCE PARENT LLC

By:	/s/ Jeffrey Sprau
Name:	Jeffrey Sprau
Title:	Chief Executive Officer

LEGENCE PARENT II LLC

By:	/s/ Jeffrey Sprau
Name:	Jeffrey Sprau
Title:	Chief Executive Officer

Signature Page to Legence Corp. Registration Rights Agreement

Exhibit A

FORM OF ASSIGNMENT AND JOINDER

[   ], 2025

Reference is made to the Registration Rights Agreement, dated as of [   ] 2025, by and among Legence Corp., a Delaware corporation (the “Company”), Legence Parent LLC, a Delaware limited liability company, Legence Parent II LLC and certain holders which hold Registrable Securities (as defined below) that become party thereto (the “Registration Rights Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

Pursuant to Section 6.1 of the Registration Rights Agreement, [   ] (the “Assignor”) hereby assigns [in part][or: in full] its rights and obligations under the Registration Rights Agreement to each of [   ], [   ] and [   ] (each, an “Assignee” and collectively, the “Assignees”). [For the avoidance of doubt, the Assignor will remain a party to the Registration Rights Agreement following the assignment in part of its rights and obligations thereunder to the undersigned Assignees.]

Each undersigned Assignee hereby agrees to and does become party to the Registration Rights Agreement. This assignment and joinder shall serve as a counterpart signature page to the Registration Rights Agreement and by executing below each undersigned Assignee is deemed to have executed the Registration Rights Agreement with the same force and effect as if originally named a party thereto and each Assignee’s shares of Class A Common Stock shall be included as Registrable Securities under the Registration Rights Agreement.

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IN WITNESS WHEREOF, the undersigned have duly executed this assignment and joinder as of date first set forth above.

ASSIGNOR:

[____________]

By:
Name:
Title:

ASSIGNEE(S):

[____________]

By:
Name:
Title:

Signature Page to Legence Corp. Form of Assignment and Joinder